UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2020, the Board of Directors (the “Board”) of Helios Technologies, Inc. (the “Company”) approved an amendment and restatement of the Company’s Second Amended and Restated Bylaws (as amended, the “Bylaws”) to bring the Bylaws in congruence with recent amendments to the Florida Business Corporation Act (the “FBCA”) and to reflect certain modern practices which enhance the Company’s corporate governance and align it with best practices. The Bylaws were effective upon adoption by the Board. The amendments to the Bylaws include (i) updates to permit electronic transmission of certain notices and other documents and meetings of shareholders solely by remote communication as provided by amendments to the FBCA, (ii) updating indemnification provisions to refer to the rights to indemnification and applicable procedures under the FBCA, and (iii) certain other clarifications and technical or non-substantive changes.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

Three proposals described fully in the Company’s 2020 Proxy Statement were presented for approval at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) held on August 6, 2020. As of the record date, 32,081,445 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 29,639,502 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The shareholders of the Company voted on the following three matters:

Proposal 1. Election of Directors

Laura Dempsey Brown, Cariappa (Cary) M. Chenanda and Dr. Alexander Schuetz were elected as Directors to serve for a term expiring on the date of the Company’s 2023 annual meeting.  Josef Matosevic and Gregory C. Yadley were elected to serve as a Directors for a term expiring on the date of the Company’s 2021 annual meeting.  All Directors serve until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes cast for and withheld were as follows:

Director	For	Withhold	Broker Non Votes
Laura Dempsey Brown	27,791,639	148,786	1,699,077
Cariappa (Cary) M. Chenanda	27,332,345	608,080	1,699,077
Dr. Alexander Schuetz	25,832,128	2,108,297	1,699,077
Josef Matosevic	27,745,754	194,671	1,699,077
Gregory C. Yadley	14,200,601	13,739,824	1,699,077

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending January 2, 2021, as disclosed in the 2020 Proxy Statement, received the following votes:

For	29,521,292
Against	108,779
Abstain	9,431
Broker Non-Votes	N/A

Proposal 3. Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2020 Proxy Statement, received the following votes:

For	26,902,038
Against	636,534
Abstain	401,853
Broker Non-Votes	1,699,077

Item 9.01Financial Statements and Exhibits

(d)Exhibits

3.1	Third Amended and Restated Bylaws dated August 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: August 10, 2020	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)